FORM 8-K

UNITED STATE

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PURSUANT TO SECTION 13 OR 15(d) OF

 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2019

ARTISANAL BRANDS, INC.

(Exact name of registrant as specified in its charter)

New York	0-26112	41-1759882
(State of Jurisdiction)	(Commission File Number)	(IRS Employer ID No.)

42 Forest Lane	Bronxville, New York	10708
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code 914-441-3591

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class	Symbol	which registered
Common Stock	AHFP	OTC - BB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

On June 24, 2019, the company issued the following press release.

Artisanal Caves, LLC, a new unit of Artisanal Brands, Inc. (OTCQB:AHFP) (the “Company”) has acquired New Manny’s, Inc. to offer premium bakery products along with its artisan, handcrafted cheeses within a fully-integrated operation located in Upstate New York. There, the Company plans to install four state-of-the-art cheese aging caves from which all wholesale and online orders of Artisanal Premium Cheese will ship, representing the first of several regional locations to defray online shipping costs and add branding experiences for consumers craving quality foods and product knowledge.

With this transition, the Company will open a retail store and revamp its website www.artisanalcheese.com with new cheese and bakery product offerings and a step-up in functionality to scale its direct-to-consumer business.

The Company has also commenced negotiations to open in 2020 a flagship location in Manhattan, including a retail shop and adjacent café, all under the Artisanal brand.

The Company will file a Form 8-K to begin the process toward becoming a fully-reporting public company with annual and periodic filings tracking the Company’s fiscal year ending May 31st.

Daniel W. Dowe, executive chairman, stated, “After exploring a multitude of prospects, we are pleased to have found an opportunity that brings synergy to Artisanal’s historical business and its current plans. Incredible quality is the hallmark of the Artisanal brand and the new bakery products will be on par with this standard. Operationally, one facility to house both cheese aging and bakery facility is ideal. Combined with a team of highly-experienced people who are enthused to serve in administrative, financial and operating roles, that is the real value for shareholders and Artisanal’s future.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISANAL BRANDS, INC.

By:	/s/ Daniel W. Dowe
Daniel W. Dowe
Executive Chairman

DATED: June 24, 2019

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